Exhibit 5.2

Deutsche Bank

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

April 26, 2024

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form F-3 filed with the Commission on March 28, 2024 and a Pre-Effective Amendment No.1 thereto filed with the Commission on April 26, 2024 (together, the “Registration Statement”) with respect to an unspecified aggregate initial offering price or number of ordinary shares of the Bank (the “Shares”), tradable subscription rights to subscribe for Shares (the “Rights”), capital securities (the “Capital Securities”) of the Bank, unsecured debt securities of the Bank (including subordinated debt securities (the “Subordinated Debt Securities”) of the Bank, eligible liabilities senior debt securities (the “Eligible Liabilities Senior Debt Securities”) of the Bank, senior debt funding securities (the “Senior Debt Funding Securities”) of the Bank and senior debt securities (the “Senior Debt Securities”) of the Bank), warrants (“Warrants”) of the Bank, purchase contracts (“Purchase Contracts”) of the Bank and units (“Units”) of the Bank (collectively, the “Securities”).

Terms not defined herein shall have the same meaning as in the Registration Statement.

This opinion is confined to and given on the basis of German law as it exists at the date hereof. We have made no investigation of the laws of the State of New York or of any other jurisdiction as a basis for this opinion and do not express or imply any opinion thereon. We have assumed that there is nothing in such laws which affects this opinion.

For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	a draft of the Registration Statement and certain exhibits (“Exhibits”) filed with the Registration Statement;

(b)	the Articles of Association (Satzung) of the Bank as presently in force (the “Articles”);

(c)

copies of (i) the executed amended and restated indenture relating to the Capital Securities, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Capital Securities Indenture dated April 26, 2024 (the “Capital Securities Indenture”), (ii) the executed amended and restated indenture relating to the Subordinated Debt Securities, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Subordinated Indenture dated April 26, 2024 (the “Subordinated Indenture”), (iii) the executed amended and restated indenture relating to the Eligible Liabilities Senior Debt Securities, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Eligibilities Liabilities Indenture dated April 26, 2024 (the “Eligible Liabilities Senior Indenture”), (iv) the executed amended and restated indenture relating to the Senior Debt Securities, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Senior Indenture dated April 26,

2024 (the “Senior Indenture”), and (v) the executed amended and restated indenture relating to the Senior Debt Funding Securities, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Senior Debt Funding Indenture dated April 26, 2024 (the “Senior Debt Funding Indenture,” and, together with the Capital Securities Indenture, the Subordinated Indenture, the Eligible Liabilities Senior Indenture and the Senior Indenture, the “Indentures”);

(d)

a scanned copy of the power of attorney issued on behalf of the Bank by Christian Sewing and James von Moltke, members of the Management Board (Vorstand) of the Bank, on February 27, 2024 (the “Power of Attorney”); and

(e)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)

the Registration Statement will be executed and filed in the form of the draft reviewed by us and the agreements and Indentures filed as Exhibits to the Registration Statement that have been reviewed by us will, when duly executed by all parties thereto in substantially the form filed as an Exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York, by which they are expressed to be governed, except that no such assumption is made as to the provisions in (1) the Capital Securities and the Capital Securities Indenture, (2) the provisions in the Subordinated Debt Securities and the Subordinated Indenture, (3) the provisions in the Eligible Liabilities Senior Debt Securities and the Eligible Liabilities Senior Indenture, and (4) the provisions in the Senior Debt Funding Securities and Senor Debt Funding Indenture, in each case, that are stated to be governed by the laws of the Federal Republic of Germany;

(ii)

all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto, except that no such assumption is made as to the authorization, execution and delivery of any such document by the Bank, and that there has been no breach of any of the terms thereof;

(iii)	the Indentures and the Power of Attorney have not subsequently been amended;

(iv)

all signatures on all documents submitted to us are genuine and, where provided in electronic format, have been affixed by the individual whose name appears in the signature, and that copies of all documents submitted to us are complete and conform to the originals;

(v)	none of the documents furnished to us has been amended, supplemented or terminated; and

(vi)	the issuance of the Shares will be made in accordance with the Articles.

Based upon the foregoing we are of the opinion that:

(1)

the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has the corporate power to, and has taken all necessary corporate action to, execute, deliver and file the Registration Statement;

(2)

upon (i) the adoption of the appropriate resolutions relating to the increase of the Bank’s share capital and their registration in the Commercial Register, (ii) the receipt by the Bank of the consideration specified in the relevant resolution and (iii) the registration of the execution of the capital increase in respect of the Shares with the Commercial Register (Handelsregister) of the District Court of Frankfurt am Main, Germany, the Shares will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable;

(3)	if and when the Rights come into existence in accordance with the German Stock Corporation Act (Aktiengesetz) and the Articles, they will constitute valid and legally binding obligations of the Bank;

(4)

when the Registration Statement has become effective under the Securities Act, the supplemental indentures setting forth the terms of a series of Capital Securities have been duly authorized, executed and delivered, the terms of the Capital Securities and of their issuance and sale have been duly established in conformity with the Capital Securities Indenture and the relevant supplemental indenture so as not to violate the laws of the State of New York or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Capital Securities have been duly executed and authenticated in accordance with the Capital Securities Indenture and the relevant supplemental indenture and issued and sold as contemplated in the Registration Statement, (i) the Capital Securities, the Capital Securities Indenture and the relevant supplemental indenture will constitute valid, binding and enforceable agreements of the Bank, insofar as they are stated to be governed by the laws of the Federal Republic of Germany, which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms and (ii) the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York and, to the extent expressly stated, the laws of the Federal Republic of Germany, as the case may be, to govern the Capital Securities, the Capital Securities Indenture and the relevant supplemental indenture, and such laws will accordingly govern the question whether the Capital Securities, the Capital Securities Indenture and the relevant supplemental indenture constitute legal, valid and binding obligations;

(5)

when the Registration Statement has become effective under the Securities Act, the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate the laws of the State of New York or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated in the Registration Statement, (i) the Subordinated Debt Securities and the Subordinated Indenture will constitute valid, binding and enforceable agreements of the Bank, insofar as they are stated to be governed by the laws of the Federal Republic of Germany, which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms and (ii) the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York and, to the extent expressly stated, the laws of the Federal Republic of Germany, as the case may be, to govern the Subordinated Debt Securities and the Subordinated Indenture, and such laws will accordingly govern the question whether the Subordinated Debt Securities and the Subordinated Indenture constitute legal, valid and binding obligations;

(6)

when the Registration Statement has become effective under the Securities Act, the terms of the Eligible Liabilities Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Eligible Liabilities Senior Indenture so as not to violate the laws of the State of New York law or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Eligible Liabilities Senior Debt Securities have been duly executed and authenticated in accordance with the Eligible Liabilities Senior Indenture and issued and sold as contemplated in the Registration Statement, (i) the Eligible Liabilities Senior Debt Securities and the Eligible Liabilities Senior Indenture will constitute valid, binding and enforceable agreements of the Bank, insofar as they are stated to be governed by the laws of the Federal Republic of Germany, which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms and (ii) the courts in

Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of of the State of New York and, to the extent expressly stated, the laws of the Federal Republic of Germany, as the case may be, to govern the Eligible Liabilities Senior Debt Securities and the Eligible Liabilities Indenture, and such laws will accordingly govern the question whether the Eligible Liabilities Senior Debt Securities and the Eligible Liabilities Indenture constitute legal, valid and binding obligations;

(7)

when the Registration Statement has become effective under the Securities Act, the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate the laws of the State of New York or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated in the Registration Statement, the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York to govern the Senior Debt Securities and the Senior Indenture, and such laws will accordingly govern the question whether the Senior Debt Securities and the Senior Indenture constitute legal, valid and binding obligations;

(8)

when the Registration Statement has become effective under the Securities Act, the terms of the Senior Debt Funding Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Funding Indenture so as not to violate the laws of the State of New York law or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Senior Debt Funding Securities have been duly executed and authenticated in accordance with the Senior Debt Funding Indenture and issued and sold as contemplated in the Registration Statement, the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York and, to the extent expressly stated, the laws of the Federal Republic of Germany, as the case may be, to govern the Senior Debt Funding Securities and the Senior Debt Funding Indenture, and such laws will accordingly govern the question whether the Senior Debt Funding Securities and the Senior Debt Funding Indenture constitute legal, valid and binding obligations;

(9)

when the Registration Statement has become effective under the Securities Act, the warrant agreements described in the Registration Statement under which Warrants are to be issued have been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the respective warrant agreement relating to each series of the Warrants so as not to violate the laws of the State of New York or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Warrants have been duly executed and authenticated in accordance with the respective warrant agreement and issued and sold as contemplated in the Registration Statement, the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York to govern the Warrants and the warrant agreements, and such laws will accordingly govern the question whether the Warrants and the warrant agreements constitute legal, valid and binding obligations;

(10)

when the Registration Statement has become effective under the Securities Act, the purchase contracts agreements described in the Registration Statement under which Purchase Contracts are to be issued have been duly authorized, executed and delivered, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the respective purchase contract agreement relating to each series of the Purchase Contracts so as not to violate the laws of the State of New York law or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Purchase Contracts have been duly executed and authenticated in accordance with the respective purchase contract and issued and sold as contemplated in the Registration Statement, the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York to govern the Purchase Contracts and the purchase contract agreements, and such laws will accordingly govern the question whether the Purchase Contracts and the purchase contract agreements constitute legal, valid and binding obligations;

(11)

when the Registration Statement has become effective under the Securities Act, the unit agreements described in the Registration Statement under which Units are to be issued have been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the respective unit agreement relating to each series of the Units so as not to violate the laws of the State of New York or the Federal Republic of Germany, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Units have been duly executed and authenticated in accordance with the respective unit agreement and issued and sold as contemplated in the Registration Statement, the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York to govern the Units and the unit agreements, and such laws will accordingly govern the question whether the Units and the unit agreements constitute legal, valid and binding obligations;

This opinion is subject to the following qualifications:

(A)

Enforcement of the Securities may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors.

(B)

Enforcement of any agreement, instrument or document may be limited by any resolution measures exercised by the competent resolution authority under the relevant resolution laws and regulations applicable to the Bank; the resolution authority may convert to equity or reduce the principal amount of liabilities, transfer assets, rights and liabilities and take other resolution measures which relate to or affect the rights of creditors.

(C)

Pursuant to Section 46f(5)-(9) of the German Banking Act (Kreditwesengesetz), obligations of the Bank under instruments of indebtedness issued by it that constitute “debt instruments” (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the Germany Banking Act (including the senior non-preferred obligations under any debt instruments that were issued by the Bank before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) will rank, in an insolvency proceeding affecting, or resolution measures involving, the Bank, junior to all other outstanding unsecured unsubordinated obligations of the Bank (including eligible liabilities within the meaning of Article 72b(2) of Regulation (EU) No 575/2013 of the European Parliament and of the Council where point (d) of such Article does not apply), but in priority to any further subordinated liabilities of the Bank (whether by operation of law or contractually).

(D)	Enforcement of rights may be limited by statutes of limitation or lapse of time.

(E)

Courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany.

(F)

Any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language.

(G)	We do not express an opinion as to any rights and obligations the Bank may have or appears to have against itself.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as Counsel of the Bank, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance, or relied upon by any other person, except (i) as provided in the immediately preceding paragraph and (ii) that Cleary Gottlieb Steen & Hamilton LLP may rely upon it. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This opinion shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Very truly yours,

/s/ Dr. Mathias Otto	/s/ Patricia Vornhagen
Dr. Mathias Otto General Counsel of Infrastructure and Regulatory Advice of Deutsche Bank AG	Patricia Vornhagen Senior Counsel of Deutsche Bank AG